UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 31, 2011

GRAND RIVER COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Michigan	333-147456	20-5393246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4471 Wilson Ave., SW, Grandville, Michigan	49418
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 531-1943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e)	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2011, Robert P. Bilotti, Chairman of the Board of Directors of Grand River Bank (the “Bank”), entered into an Acknowledgement and Release Agreement with the Bank, and joined in for certain provisions by Grand River Commerce, Inc. (the “Company”), effective as of January 31, 2011 (the “Agreement”).  Pursuant to the Agreement, Mr. Bilotti will continue to serve as the Chairman of the Board of Directors for the Bank, but it will no longer be a salaried position.  In addition, under the terms of the Agreement, Mr. Bilotti’s employment agreement with the Bank will be terminated, including all rights and benefits provided to Mr. Bilotti thereunder.  However, Mr. Bilotti will retain the ability to act on behalf of and bind the Bank as an officer and director of the Bank.  Additionally, Mr. Bilotti will be entitled to receive health insurance benefits through July 31, 2011 and reimbursement for certain expenses in accordance with the Bank’s bylaws.

Mr. Bilotti will also retain the options granted to him pursuant to the Incentive Stock Award Agreement by and between the Company and the Employee, dated June 23, 2009; however, the terms of the options shall be governed by Amendment Number One to the Terms and Conditions to the Incentive Stock Award Agreement (the “Amendment”).  The Amendment provides that the options will cease to be treated as incentive stock options at the end of three months following January 31, 2011.

The Agreement and the Amendment are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

Exhibit 10.1	Acknowledgement and Release Agreement, dated January 31, 2011.

Exhibit 10.2	Amendment Number One to the Terms and Conditions to the Incentive Stock Award Agreement, dated January 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND RIVER COMMERCE, INC.

Date: February 4, 2011	By:	/s/ Jerry A. Sytsma

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Acknowledgement and Release Agreement, dated January 31, 2011.

10.2	Amendment Number One to the Terms and Conditions to the Incentive Stock Award Agreement, dated January 31, 2011.